                                                                      Exhibit 24


                               POWER OF ATTORNEY

         WHEREAS, Metropolitan Financial Corp. (the "Corporation") proposes to file with the Securities and Exchange Commission ("SEC") and The Nasdaq Stock Market, Inc. ("NASDAQ") a Registration Statement on Form S-1 and other related documents, statements and filings, for the purposes of registering under the Securities Act of 1933 up to approximately $40,250,000 of cumulative trust preferred securities to be issued by a wholly-owned statutory business trust of the Corporation, an equal amount of junior subordinated debentures to be issued by the Corporation, and up to approximately $8,050,000 in common stock of the Corporation ("Registration Statement"); and,

         WHEREAS, the Corporation intends to file an annual report on Form 10-K for the year ended December 31, 1998 (the "10-K") and a Notice of Annual Shareholders Meeting and Proxy Statement for the Corporation's 1999 Annual Shareholders Meeting (the "Proxy"), and other documents, statements and filings related thereto, with the SEC and NASDAQ on or before March 31, 1999; and,

         WHEREAS, each of the directors and/or officers of the Corporation desire to appoint attorneys-in-fact to implement the filing of the Registration Statement, the 10-K and the Proxy and take all such further and other action relating thereto as is set forth herein.

         NOW, THEREFORE, each of the directors and/or officers of Metropolitan Financial Corp. whose signature appears below hereby appoints and grants full authority to Robert M. Kaye, David G. Lodge, Judith Z. Adam and David G. Slezak, and each of them severally, as his or her attorney-in-fact to sign in his or her name and behalf, in any and all capacities stated below and to file with the SEC and NASDAQ the Registration Statement, the 10-K and the Proxy, any and all amendments to the Registration Statement, the 10-K and the Proxy making such changes in the Registration Statement, the 10-K and the Proxy, as appropriate, and generally to do all such things in their behalf in their capacities as directors and/or officers to enable Metropolitan Financial Corp. to comply with the provisions of the Securities Act of 1933, and all requirements of the SEC and NASDAQ and hereby approving and ratifying all that said attorneys-in-fact, and each of them, may lawfully do, have done or cause to be done by virtue hereof.


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Name                                Title                          Date
----                                -----                          ----

By: /s/ Robert M. Kaye          Chairman of the Board, Chief
   ---------------------------  Executive and Director (Principal
   Robert M. Kaye               Executive Officer)                  January 19, 1999

By: /s/ David G. Lodge          President, Assistant Secretary,
   ---------------------------  Assistant Treasurer and Director
   David G. Lodge               (Principal Financial and Accounting
                                Officer)                            January 19, 1999


By: /s/ Malvin E. Bank                   Director                   January 19, 1999
   ---------------------------
   Malvin E. Bank


By: /s/ Robert R. Broadbent              Director                   January 19, 1999
   ---------------------------
   Robert R. Broadbent


By: /s/ Marjorie M. Carlson              Director                   February 3, 1999
   ---------------------------
   Marjorie M. Carlson


By: /s/ Lois K. Goodman                  Director                   January 19, 1999
   ---------------------------
   Lois K. Goodman


By: /s/ Marguerite B. Humphrey           Director                   January 19, 1999
   ---------------------------
   Marguerite B. Humphrey


By: /s/ James A. Karman                  Director                   January 19, 1999
   ---------------------------
   James A. Karman


By: /s/ Ralph D. Ketchum                 Director                   January 19, 1999
   ---------------------------
   Ralph D. Ketchum


By: /s/ Alfonse M. Mattia                Director                   January 19, 1999
   ---------------------------
   Alfonse M. Mattia


By: /s/ David P. Miller                  Director                   January 19, 1999
   ---------------------------
   David P. Miller

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